                                                                     Exhibit 3.2

                               As amended and restated by the Board of Directors
                                                           on September 23, 2005


                     SECOND AMENDED AND RESTATED BY-LAWS OF
                                 ALKERMES, INC.


                             SHAREHOLDERS' MEETINGS

      1.1 PLACE. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place within or without the Commonwealth of Pennsylvania as may be fixed by the Board of Directors.

      1.2 ANNUAL MEETING. An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held in each calendar year. The Board of Directors shall, by resolution, set the date, time and place of the annual meeting.

      1.3 SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by the Chief Executive Officer or by the Board of Directors.

      1.4 NOTICE. Written notice, stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted, shall be given by, or at the direction of, the person calling the meeting to each shareholder of record entitled to vote at the meeting at least five days prior to the day named for the meeting, or ten days in the case of a meeting that will consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended.

      1.5 QUORUM, ADJOURNMENT AND ACTION BY SHAREHOLDERS. A quorum at any meeting of shareholders shall consist of the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter, except that in the case of a meeting called for the election of directors and adjourned for the lack of a quorum, shareholders entitled to vote who attend a second adjourned meeting, although less than a quorum, shall constitute a quorum for the election of directors. When a quorum is present, except as may be otherwise specified in the Articles of Incorporation, these by-laws, or provided by law, each matter shall be decided by the vote of the holders of a majority of the votes cast on such matter by the shareholders present in person or by proxy at the meeting and entitled to vote thereon. The Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that shareholders may participate in any shareholders' meeting by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other. Shareholders so participating shall be deemed present at the meeting.

      1.6 SHAREHOLDERS LIST. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order with the address of and the number of shares held by each such shareholder. The list shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

      1.7 RECORD DATE. The Board of Directors may fix a time, not more than ninety days prior to a) the date of any meeting of shareholders, b) the date fixed for the payment of any dividend or distribution, c) the date for the allotment of rights or d) the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders i) entitled to notice of or to vote at any such meeting, ii) entitled to receive payment of any such dividend or distribution, iii) entitled to receive any such allotment of rights or iv) entitled to exercise the rights in respect to any such change, conversion or exchange of shares.

                                    DIRECTORS

      2.1 BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which shall consist of not more than fifteen (15) nor less than five (5) natural persons at least eighteen (18) years of age as fixed from time to time by the Board of Directors.

      2.2 ELECTION AND TERM OF OFFICE. Except as provided herein, directors shall be elected by the shareholders at each annual meeting to hold office until the next succeeding annual meeting and until their successors shall have been elected and qualified.

      2.3 VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall serve until the next annual meeting of shareholders and until his successor is elected and qualified.

      2.4 ANNUAL MEETING. An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board of Directors or the Chairman may determine, for the purpose of organization of the Board, election of officers and the transaction of any other business as may properly be brought before the meeting. No notice of any kind of the annual meeting of the Board of Directors need be given to either old or new directors.

      2.5 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and at such places as the directors may determine from time to time. Notice of regular meetings need not be given.

      2.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer or by a majority of the directors then in office and shall be held on notice by letter or telegram mailed or delivered for transmission not later than on the second day immediately preceding the day of such meeting, or by word of mouth or telephone or facsimile transmission, e-mail or other electronic communication to the director's facsimile number or address for e-mail or other electronic communications supplied by director to the Corporation for the purpose of notice or other means received not later than during the day immediately preceding the day of such meeting. Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      2.7 TELEPHONE MEETINGS. The Board of Directors may participate in meetings of the Board by conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other. Directors so participating will be deemed present.

      2.8 QUORUM. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

      2.9 UNANIMOUS CONSENT. Any action which may be taken at a meeting of the directors, or members of one of the committees appointed by the Board, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all the directors or members of the Committee, as the case may be, and shall be filed with the Secretary of the Corporation.

      2.10 PAYMENTS TO DIRECTORS. The directors may be reimbursed for the expenses of attending Board meetings and committee meetings and may be paid a fixed sum for attendance at each meeting or such other compensation for their services as may, from time to time, be fixed by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      2.11 SALARIES. The salaries and other compensation of officers and assistant officers shall be fixed by the Board of Directors.

      2.12 DIVIDENDS. The directors may, subject to the laws of the Commonwealth of Pennsylvania, declare and pay dividends from time to time.

      2.13 LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, on or after January 27, 1987 unless he has breached or failed to perform the duties of his office as provided for under Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Any repeal, amendment, or modification of this Section shall be prospective only and shall not increase, but may decrease a director's liability with respect to actions or failures to act occurring prior to such change.

      2.14 NOMINATIONS. Nominations for election to the Board of Directors may be made by the Board of Directors, or if delegated by the Board to such committee, by a Nominating Committee of the Board of Directors, or by any holder of any outstanding shares of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors, shall be made in writing and shall be delivered or mailed to the Chairman of the Board not later than 90 days in advance of the anniversary date of the Corporation's proxy statement for the Corporation's annual meeting of shareholders in the previous calendar year. Such notification shall contain the following information to the extent known to the notifying shareholder(s): (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of the Corporation's voting stock that will be voted for each proposed nominee by the notifying shareholder(s); (d) the name and residence address of the notifying shareholder(s); (e) the number of shares of the Corporation owned by the notifying shareholder(s); (f) such other information about each nominee proposed by such shareholder(s) as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors; and (g) the consent of each nominee to serve as a director of the Corporation if so elected. Nominations not made in accordance herewith shall be disregarded by the Chairman of the meeting and votes cast for such nominee shall not be counted.

                                   COMMITTEES

      3.1 ELECTION. The by-laws or the Board of Directors may establish one or more committees consisting in each case of one or more directors, and may designate one or more directors as alternate members of such a committee. Any such committee shall have power to manage the business and affairs of the Corporation to the extent provided in the resolution by which it is established, provided, however, that no such committee shall have any power to a) submit to the shareholders any action requiring approval of the shareholders under the Pennsylvania Business Corporation Law of 1988, as amended, b) create or fill vacancies on the Board, c) amend or repeal these by-laws or adopt new by-laws,
d) amend or repeal any resolution of the Board that by its terms is amendable or repealable only by the Board or e) act on any matter committed by these by-laws or by resolution of the Board to another committee of the Board. In the absence or disqualification of any member of a committee, the other member or members who are not themselves disqualified, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member.

      3.2 QUORUM. A majority of the directors appointed to a committee shall constitute a quorum for the transaction of business, and the acts of a majority of the directors appointed to a committee present at a meeting of the committee at which a quorum is present shall be the acts of the committee.

      3.3 MEETINGS AND NOTICES. A committee may, by resolution, fix regular meeting dates of which no notice need be given to members of the committee. Special meetings of a committee may be held at the call of the chairman of the committee upon such notice as is provided in these by-laws for special meetings of the Board of Directors.

      3.4 BOARD SUBMISSION. All action taken by the committees shall be reported to the Board not later than the next succeeding regular meeting of the Board.

                                    OFFICERS

      4.1 NUMBER. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a President, a Secretary, a Treasurer and such other officers and assistant officers as the Board of Directors may elect. Any two or more offices may be held by the same person. None of the officers need be a member of the Board of Directors.

      4.2 ELECTION. The officers and assistant officers shall be elected by the Board of Directors at its annual meeting, or as soon thereafter as possible, and shall hold office until their successors are elected and qualified or until their death, resignation or removal by the Board of Directors.

      4.3 VACANCIES. A vacancy by reason of death, resignation or removal of any officer or assistant officer or by reason of the creation of a new office may be filled by the Board of Directors.

      4.4 GENERAL DUTIES. All officers and assistant officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided in these by-laws and as may be determined by resolution of the Board of Directors not inconsistent with these by-laws.

      4.5 CHAIRMAN OF THE BOARD. The Chairman of the Board ("Chairman") shall preside at all meetings of the Board of Directors. The Chairman shall, in general, perform all other duties incident to the office of Chairman of the Board and such other duties as may be assigned by the Board of Directors.

      4.6 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the shareholders. The Chief Executive Officer shall, in general, perform all duties incident to the office of the chief executive and such other duties as may be assigned by the Board of Directors. In the absence or disability of the Chairman, he shall preside at all meetings of the Board of Directors and shall otherwise perform the duties and exercise the powers of the Chairman.

      4.7 PRESIDENT. The President shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

      4.8 CHIEF OPERATING OFFICER. The Chief Operating Officer shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

      4.9 VICE PRESIDENTS. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the Chief Operating Officer, perform the duties and exercise the powers of the Chief Operating Officer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

      4.10 SECRETARY. The Secretary shall be custodian of the books and records of the Corporation other than those in the custody of the Treasurer. He shall be custodian of the seal and is hereby authorized to affix the seal to all documents, the execution and delivery of which are duly authorized. The Secretary shall record the minutes of all meetings of shareholders and of the Board of Directors and shall be responsible for the giving of all notices of such meetings in accordance with these by-laws. The Secretary shall, in general, perform such other duties as are incident to the office of Secretary and as may be assigned to him by the Board of Directors or by the Chief Executive Officer.

      4.11 TREASURER. The Treasurer shall be the financial officer of the Corporation. He shall have charge and custody of, and be responsible for, all funds of the Corporation and the books and records relating to the same, and shall deposit all such funds in the name of the Corporation in depositories selected by the Board of Directors. He shall render to the Chief Executive Officer and the Board of Directors, upon request, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, in general, perform such other duties as are incident to the office of Treasurer and as may be assigned to him by the Board of Directors or by the Chief Executive Officer. The Treasurer shall, if required to do so by the Board of Directors, furnish a bond in such form and amount and to cover such risks as the Board of Directors may determine.

            INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHER PERSONS

      5.1 INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHER PERSONS. The Corporation shall indemnify any director, officer, employee or agent of the Corporation or any of its subsidiaries who was or is an "authorized representative" of the Corporation (which shall mean, for the purpose of this Article, a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Corporation to the fullest extent permitted by law, including without limitation indemnification against expenses (which shall include for purposes of this Article attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification in respect of a portion of any liabilities to which such person may be subject, the Corporation shall nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities.

      5.2 ADVANCEMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any person entitled to indemnification under Section 5.1 in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article and may pay such expenses in advance on behalf of any employee or agent on receipt of a similar undertaking. The financial ability of such authorized representative to make such repayment shall not be prerequisite to the making of an advance.

      5.3 EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; excise taxes assessed on an authorized representative with respect to any transaction with an employee benefit plan shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

      5.4 SECURITY FOR INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

      5.5 RELIANCE UPON PROVISIONS. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

      5.6 AMENDMENT OR REPEAL. All rights of indemnification under this Article shall be deemed a contract between the Corporation and the person entitled to indemnification under this Article pursuant to which the Corporation and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

      5.7 SCOPE OF ARTICLE. The indemnification, as authorized by this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.

                      FINANCIAL STATEMENTS TO SHAREHOLDERS

      6.1 FINANCIAL STATEMENTS. Except as otherwise provided in this section, shareholders shall not be entitled to receive annual financial statements from the Company. Nevertheless, the Board of Directors may, from time to time in its discretion, and will, so long as it is obligated under any agreement or contract with its shareholders, cause the Company to send financial statements to the shareholders. Such financial statements may be consolidated with the financial statements of one or more of the Company's subsidiaries and may present such financial data regarding the Company as the Board of Directors may determine in its discretion. Except as otherwise provided by agreement with its shareholders, such financial statements shall not be required to be prepared on the basis of generally accepted accounting principles, shall not be required to be audited or reviewed and shall not be required to be accompanied by either a report of a public accountant engaged to audit or review such financial statements or a statement of the person in charge of the financial records of the Company.

                                  CERTIFICATES

      7.1 ISSUANCE. Any or all classes or series of shares or other securities of the Corporation, or any part thereof, may be represented by certificates or may be uncertificated securities, provided, however, that securities represented by a certificate may not be uncertificated until such certificate is surrendered to the Corporation. Certificates shall be signed by the Chief Executive Officer, the President, the Chief Operating Officer or any Vice President and the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer, or by such other officers as the Board of Directors may direct, and shall be sealed with the corporate seal which may be a facsimile, engraved or printed. Where the certificates are signed by a transfer agent or a registrar, the signature of any officer of the Corporation appearing thereon may be a facsimile, engraved or printed. The fact that an officer whose signature, manual or in facsimile, appears on any certificate shall cease to be an officer of the Corporation, either before or after such certificate is issued, shall not invalidate such certificate.

      7.2 LOSS OR DESTRUCTION OF CERTIFICATES. In case of loss or destruction of a certificate, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction and, in the discretion of the Board of Directors, upon the posting of a bond or other indemnity in an amount satisfactory to the Board.

                                     NOTICES

      8.1 WAIVER OF NOTICE. Any notice required to be given under these by-laws may be effectively waived by the person entitled thereto by written waiver signed before or after the meeting to which such notice would relate or by attendance at such meeting otherwise than for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

      8.2 MANNER OF GIVING NOTICE. Whenever written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram with messenger service specified, telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission to the address (or the telex, TWX or facsimile number) appearing on the books of the Corporation next to his name or to the address supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph or by courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to such person or, in the case of telex or TWX, when dispatched. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

                            MISCELLANEOUS PROVISIONS

      9.1 SIGNING AUTHORITY. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

      9.2 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      9.3 SHARE STATUS. The Board of Directors may, by resolution, restore any or all of the previously issued shares of the Corporation owned by it to the status of authorized but unissued shares.

                                   AMENDMENTS

      10.1 AMENDMENTS. These by-laws may be altered, amended or repealed and new by-laws may be adopted a) at any annual, regular or special meeting of the Board of Directors by the vote of a majority of all the directors of the Corporation in office or b) by a majority of the votes cast at any annual, regular or special meeting of shareholders, after notice to the shareholders or directors, as the case may be, of that purpose; provided, however, that, no alteration, amendment or repeal of these by-laws that limits indemnification rights, increases the liability of directors or changes the manner or vote required to make such alteration, amendment or repeal, shall be made except by the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon.